Exhibit 99.1
CARPENTER TECHNOLOGY REPORTS FIRST QUARTER
FISCAL YEAR 2026 RESULTS

Delivered Record Quarterly Operating Income
Expanded Operating Margins in Specialty Alloys Operations Segment
Demand Accelerating in Aerospace and Defense End-Use Market with Higher Sequential Bookings
Completed Negotiations for Several Aerospace Long-Term Agreements with Significant Value Realization

PHILADELPHIA, October 23, 2025 (GLOBE NEWSWIRE) — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal first quarter ended September 30, 2025. For the quarter, the Company reported operating income of $153.3 million, and earnings per diluted share of $2.43.

First Quarter Fiscal Year 2026 Highlights
•Delivered $153.3 million of adjusted operating income, up 31 percent year-over-year and a record quarterly result
•Realized earnings per diluted share of $2.43 in the quarter
•Generated $39.2 million of cash from operating activities
•Exceeded expectations in Specialty Alloys Operations (“SAO”) segment with operating income of $170.7 million, up 27 percent year-over-year
•Delivered adjusted operating margin of 32.0 percent in the SAO segment, up from 26.3 percent in the first quarter of the previous year; fifteenth consecutive quarterly margin increase
•Bookings for Aerospace and Defense end-use market up 23 percent sequentially
•Completed negotiations on several long-term agreements with aerospace customers, with significant value realization
•Executed $49.1 million in share repurchases against $400.0 million repurchase program

Exhibit 99.1
Outlook
•For the second quarter of fiscal year 2026, anticipate between $152 million to $156 million in operating income
•Expect fiscal year 2026 operating income to be in the range of $660 million to $700 million, representing a 26 percent to 33 percent increase over fiscal year 2025, with line of sight to the high end of the range from increased volume, pricing actions and productivity all contributing to higher profitability
•Project fiscal year 2026 adjusted free cash flow of $240 million to $280 million, net of $175 million to $185 million of spending related to the brownfield capacity expansion project
•Committed to fiscal year 2027 target of $765 million to $800 million in operating income with opportunities to exceed
•Well-positioned for continued growth beyond fiscal year 2027 with market dynamics continuing to strengthen and additional capacity coming online

“The first quarter of fiscal year 2026 was another earnings record, generating $153.3 million of operating income,” said Tony R. Thene, Chairman and CEO of Carpenter Technology. “This was an increase of 31.0 percent over the previous first fiscal quarter and surpassed our fourth quarter of fiscal year 2025, which at that time was a record.”
“Notably, the SAO segment expanded their adjusted operating margin to 32.0 percent, up from 26.3 percent in the first quarter a year ago, representing the fifteenth consecutive quarterly margin increase. As a result, the SAO segment realized $170.7 million in operating income.”
“We saw demand in our Aerospace and Defense end-use market pick up as the supply chain increases activity with the ramping build rates. As a result, we saw bookings for the Aerospace and Defense end-use market accelerate, increasing 23 percent sequentially. We also completed negotiations on several long-term agreements with aerospace customers, realizing significant value. Our ability to secure such high value contracts reflects our strong market position in an improving demand environment.”

Exhibit 99.1
“Looking ahead, our fiscal year 2026 operating income outlook represents a 26 percent to 33 percent increase over fiscal year 2025. Further, we have opportunities to realize the high end of the range from increased profitability through higher volume, pricing actions and productivity.”
“In addition, we expect to generate $240 million to $280 million in adjusted free cash flow in fiscal year 2026. With a strong balance sheet and meaningful adjusted free cash flow, we will continue to take a balanced approach to capital allocation: sustaining our current asset base to achieve our targets and investing in high value growth initiatives like the recently announced brownfield capacity expansion while returning cash to shareholders. To that end, we executed $49.1 million in share repurchases against our $400.0 million repurchase program.”
“Looking over the long term, we expect that the same dynamics that are driving our current performance will only get stronger into the future. The markets that we serve, in particular Aerospace and Defense, Medical and Power Generation, have a strong, multi-year outlook. And we are investing to accelerate our growth with our recently announced brownfield expansion which will add primary and secondary melt capacity. Altogether, we believe Carpenter Technology is well positioned to achieve and exceed our goals and continue to grow over the long-term.”

Financial Highlights

	Q1	Q4	Q1
($ in millions, except per share amounts)	FY2026	FY2025	FY2025
Net sales	$733.7	$755.6	$717.6
Net sales excluding surcharge (a)	$603.1	$623.7	$577.4
Operating income	$153.3	$151.4	$113.6
Adjusted operating income excluding special item (a)	$153.3	$151.4	$117.2
Net income	$122.5	$111.7	$84.8
Earnings per diluted share	$2.43	$2.21	$1.67
Adjusted earnings per diluted share (a)	$2.43	$2.21	$1.73
Net cash provided from operating activities	$39.2	$258.0	$40.2
Adjusted free cash flow (a)	$(3.4)	$201.3	$13.3

(a) Non-GAAP financial measures explained in the attached tables

Exhibit 99.1
Net sales for the first quarter of fiscal year 2026 were $733.7 million, compared with $717.6 million in the first quarter of fiscal year 2025, an increase of $16.1 million (or 2 percent). Net sales excluding surcharge were $603.1 million for the current quarter, an increase of $25.7 million (or 4 percent) from the same period a year ago.
Operating income for the first quarter of fiscal year 2026 was $153.3 million compared to operating income of $113.6 million in the prior year period. Adjusted operating income excluding the special item was $117.2 million in the prior year period. Earnings for the first quarter of fiscal year 2026 were $2.43 per diluted share compared to earnings of $1.67 per diluted share in the prior year first quarter. Excluding the special item, adjusted earnings per diluted share in the first quarter of fiscal year 2025 was $1.73. These results primarily reflect an ongoing improvement in product mix with a shift in capacity to more complex, higher value materials as well as expanding operating efficiencies compared to the prior year period.
Cash provided from operating activities in the first quarter of fiscal year 2026 was $39.2 million, compared to $40.2 million in the same quarter last year. Adjusted free cash flow in the first quarter of fiscal year 2026 was negative $3.4 million, compared to $13.3 million in the same quarter last year. The decrease in adjusted free cash flow in the first quarter of fiscal year 2026 reflects higher capital expenditures compared to the prior year period, namely from the brownfield expansion. Capital expenditures were $42.6 million in the first quarter of fiscal year 2026 compared to $26.9 million in the same quarter last year.
Under the Company's authorized share repurchase program of up to $400.0 million, the Company purchased 200,000 shares of its common stock on the open market for an aggregate of $49.1 million during the quarter ended September 30, 2025. As of September 30, 2025, $249.0 million remained available for future purchases.
Total liquidity, including cash and available revolver balance, was $556.9 million at the end of the first quarter of fiscal year 2026. This consisted of $208.0 million of cash and $348.9 million of available borrowings under the Company’s Credit Facility.

Exhibit 99.1
Conference Call and Webcast Presentation
    Carpenter Technology will host a conference call and webcast presentation today, October 23, 2025, at 10:00 a.m. ET, to discuss the financial results of operations for the first quarter of fiscal year 2026. Please dial +1 (646) 307-1963 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (https://www.carpentertechnology.com), and a replay will soon be made available at https://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at https://www.carpentertechnology.com.

Non-GAAP Financial Measures
    This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology
    Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, and other markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys including nickel, cobalt, and titanium and material process capabilities that solve our customers' current and future material challenges. More information about Carpenter Technology can be found at https://www.carpentertechnology.com.

Exhibit 99.1
Forward-Looking Statements
    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology's filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2025, and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, energy, transportation, industrial and consumer, or other influences on Carpenter Technology's business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions, including tariffs; (7) the valuation of the assets and liabilities in Carpenter Technology's pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology's manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) the ability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) the ability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine, the war between Israel and HAMAS, the war between Israel and Hezbollah, Houthi attacks on commercial shipping vessels and other naval vessels as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (21) challenges affecting the commercial aviation industry or key participants including, but not limited to production and other challenges at The Boeing Company; (22) the impact of a continued shutdown of the U.S. government; and (23) the consequences of the announcement, maintenance or use of Carpenter Technology’s share repurchase program. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2025	2024
NET SALES	$733.7	$717.6
Cost of sales	517.3	541.3
Gross profit	216.4	176.3

Selling, general and administrative expenses	63.1	59.1
Restructuring and asset impairment charges	—	3.6
Operating income	153.3	113.6

Interest expense, net	11.5	12.4
Other (income) expense, net	(3.0)	0.1

Income before income taxes	144.8	101.1
Income tax expense	22.3	16.3

NET INCOME	$122.5	$84.8

EARNINGS PER COMMON SHARE:
Basic	$2.45	$1.69
Diluted	$2.43	$1.67

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	50.1	50.1
Diluted	50.4	50.7

Cash dividends per common share	$0.20	$0.20

PRELIMINARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Three Months Ended
	September 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$122.5	$84.8
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	36.0	33.8
Noncash restructuring and asset impairment charges	—	2.5
Deferred income taxes	5.8	(3.5)
Net pension expense	3.6	6.2
Share-based compensation expense	5.6	4.7
Net loss on disposals of property, plant and equipment	0.3	0.2
Changes in working capital and other:
Accounts receivable	(36.2)	(3.4)
Inventories	15.6	(16.8)
Other current assets	7.7	2.6
Accounts payable	(27.0)	9.1
Accrued liabilities	(85.9)	(68.5)
Pension plan contributions	(5.9)	(9.6)
Other postretirement plan contributions	(0.9)	(1.0)
Other, net	(2.0)	(0.9)
Net cash provided from operating activities	39.2	40.2
INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(42.6)	(26.9)
Net cash used for investing activities	(42.6)	(26.9)
FINANCING ACTIVITIES
Dividends paid	(10.1)	(10.1)
Purchases of treasury stock	(49.1)	(32.1)
Proceeds from stock options exercised	0.5	3.7
Withholding tax payments on share-based compensation awards	(45.5)	(22.5)
Net cash used for financing activities	(104.2)	(61.0)
Effect of exchange rate changes on cash and cash equivalents	0.1	(1.2)
DECREASE IN CASH AND CASH EQUIVALENTS	(107.5)	(48.9)
Cash and cash equivalents at beginning of year	315.5	199.1
Cash and cash equivalents at end of period	$208.0	$150.2

PRELIMINARY
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	September 30,	June 30,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$208.0	$315.5
Accounts receivable, net	613.6	575.5
Inventories	778.5	793.8
Other current assets	72.1	79.9
Total current assets	1,672.2	1,764.7
Property, plant, equipment and software, net	1,372.9	1,359.4
Goodwill	227.3	227.3
Other intangibles, net	8.1	9.5
Deferred income taxes	8.0	7.8
Other assets	113.7	118.1
Total assets	$3,402.2	$3,486.8

LIABILITIES
Current liabilities:
Accounts payable	$246.3	$267.4
Accrued liabilities	130.6	216.3
Total current liabilities	376.9	483.7

Long-term debt	695.7	695.4
Accrued pension liabilities	142.7	146.9
Accrued postretirement benefits	12.1	12.5
Deferred income taxes	169.0	162.8
Other liabilities	94.6	98.5
Total liabilities	1,491.0	1,599.8

STOCKHOLDERS' EQUITY
Common stock	286.2	286.2
Capital in excess of par value	338.7	354.3
Reinvested earnings	1,822.6	1,710.2
Common stock in treasury, at cost	(468.6)	(395.8)
Accumulated other comprehensive loss	(67.7)	(67.9)
Total stockholders' equity	1,911.2	1,887.0
Total liabilities and stockholders' equity	$3,402.2	$3,486.8

PRELIMINARY
SEGMENT FINANCIAL DATA
(in millions, except pounds sold)
(Unaudited)

	Three Months Ended
	September 30,
	2025	2024
Pounds sold ('000):
Specialty Alloys Operations	44,750	50,100
Performance Engineered Products	2,284	2,634
Intersegment	(610)	(1,166)
Consolidated pounds sold	46,424	51,568

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$533.9	$510.9
Surcharge	125.7	134.2
Specialty Alloys Operations net sales	659.6	645.1

Performance Engineered Products
Net sales excluding surcharge	87.2	92.4
Surcharge	6.4	8.4
Performance Engineered Products net sales	93.6	100.8

Intersegment
Net sales excluding surcharge	(18.0)	(25.9)
Surcharge	(1.5)	(2.4)
Intersegment net sales	(19.5)	(28.3)

Consolidated net sales	$733.7	$717.6

Operating income (loss):
Specialty Alloys Operations	$170.7	$134.5
Performance Engineered Products	9.4	7.3
Corporate	(26.6)	(28.0)
Intersegment	(0.2)	(0.2)
Consolidated operating income	$153.3	$113.6

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter's major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is included in other expense, net, and is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, amortization of actuarial gains and losses and prior service costs.

PRELIMINARY
NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(Unaudited)

ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEM	Three Months Ended
	September 30,
	2025	2024

Net sales	$733.7	$717.6
Less: surcharge revenue	130.6	140.2
Net sales excluding surcharge revenue	$603.1	$577.4

Operating income	$153.3	$113.6

Special item:
Restructuring and asset impairment charges	—	3.6
Adjusted operating income	$153.3	$117.2

Operating margin	20.9%	15.8%

Adjusted operating margin excluding surcharge revenue and special item	25.4%	20.3%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended
	September 30,
	2025	2024
Specialty Alloys Operations
Net sales	$659.6	$645.1
Less: surcharge revenue	125.7	134.2
Net sales excluding surcharge revenue	$533.9	$510.9

Operating income	$170.7	$134.5

Operating margin	25.9%	20.8%

Adjusted operating margin excluding surcharge revenue	32.0%	26.3%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended
	September 30,
	2025	2024
Performance Engineered Products
Net sales	$93.6	$100.8
Less: surcharge revenue	6.4	8.4
Net sales excluding surcharge revenue	$87.2	$92.4

Operating income	$9.4	$7.3

Operating margin	10.0%	7.2%

Adjusted operating margin excluding surcharge revenue	10.8%	7.9%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended September 30, 2025, as reported	$144.8	$(22.3)	$122.5	$2.43
Special item:
None reported	—	—	—	—

Three Months Ended September 30, 2025, as adjusted	$144.8	$(22.3)	$122.5	$2.43

* Impact per diluted share calculated using weighted average common shares outstanding of 50.4 million for the three months ended September 30, 2025.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended September 30, 2024, as reported	$101.1	$(16.3)	$84.8	$1.67
Special item:
Restructuring and asset impairment charges	3.6	(0.9)	2.7	0.06

Three Months Ended September 30, 2024, as adjusted	$104.7	$(17.2)	$87.5	$1.73

* Impact per diluted share calculated using weighted average common shares outstanding of 50.7 million for the three months ended September 30, 2024.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended
	September 30,
ADJUSTED FREE CASH FLOW	2025	2024
Net cash provided from operating activities	$39.2	$40.2
Purchases of property, plant, equipment and software	(42.6)	(26.9)
Adjusted free cash flow	$(3.4)	$13.3

Management believes that the presentation of adjusted free cash flow provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. It is management's current intention to use excess cash to fund investments in capital equipment, acquisition opportunities and consistent dividend payments. Additionally, we will discretionarily use excess cash for an approved share repurchase program up to $400.0 million of our outstanding common stock.

PRELIMINARY
SUPPLEMENTAL SCHEDULE
(in millions)
(Unaudited)

	Three Months Ended
	September 30,
NET SALES BY END-USE MARKET	2025	2024
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$388.3	$349.9
Medical	61.6	73.4
Energy	42.5	39.4
Transportation	17.9	21.1
Industrial and Consumer	75.0	72.4
Distribution	17.8	21.2
Total net sales excluding surcharge revenue	603.1	577.4
Surcharge revenue	130.6	140.2
Total net sales	$733.7	$717.6

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com